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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement of Saucony, Inc. on Form S-8 filed herewith of our report dated February 7, 2000, on our audits of the consolidated financial statements and financial statement schedule of Saucony, Inc. and Subsidiaries as of December 31, 1999 and January 1, 1999 and for the years ended December 31, 1999, January 1, 1999 and January 2, 1998 which report is included in Saucony, Inc's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.



                                           /s/ PricewaterhouseCoopers LLP
                                              ---------------------------------
                                              PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
July 10, 2000